For Immediate Release

Microbot Medical Inc. Announces Issuance of a Canadian Patent Covering a Self-Cleaning Shunt

Continues to Strengthen Global IP Portfolio for ViRob™ and TipCAT™ Technology Platforms

Hingham, MA – May 31, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, announced today that the Canadian Intellectual Property Office has granted patent No. 2,803,0462, covering the Company’s Self-Cleaning Shunt (SCS™).

“This patent continues to strengthen our IP for the self-cleaning shunt platform and complements the forthcoming US patent that was allowed earlier in the year. These and other patents in our portfolio allow us to position the Company to enter additional sizeable markets while leveraging the use of our transformational technology,” commented Harel Gadot, CEO, President and Chairman. “We continue to make significant progress towards the development of our initial SCS product, which focuses on the Ventriculoperitoneal (VP) Shunts space. We are addressing large unmet markets with our unique technology platforms, and as we grow our transformational micro-robotic technologies, we will continue to maintain and strengthen our IP portfolio as well.”

The patent covers an inlet head for use on shunts, such as Ventriculoperitoneal (VP) Shunts, which are implanted in Hydrocephalus patients for draining excess cerebrospinal fluid (CSF). The inlet head includes a tube with openings disposed in its wall, and a cleaning element installed inside the tube, such that mutual vibratory motion between the cleaning element and the tube, maintains the openings clear and thereby prevents shunt occlusion. The Company has an exclusive license for the patent from the Technion – Israel Institute of Technology.

Globally, the Company now has 21 patents issued and 15 patent applications pending worldwide. The Company’s patents cover its ViRob™ and TipCAT™ technology platforms.

About Microbot Medical, Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob™ and TipCAT™, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob™ technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob™ please visit http://www.microbotmedical.com/technology/virob/.

TipCAT™ is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT™ visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

jeremy@integracg.net

(925) 262-8305

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